Exhibit 99.1

Alzamend Neuro Announces Termination of At-the-Market Equity Offering Program

ATLANTA, GA, May 7, 2024 -- Alzamend Neuro, Inc. (Nasdaq: ALZN) (“Alzamend”), a clinical-stage biopharmaceutical company focused on developing novel products for the treatment of Alzheimer’s disease (“Alzheimer’s”), bipolar disorder (“BD”), major depressive disorder (“MDD”) and post-traumatic stress disorder (“PTSD”), announced today that it has terminated its “at-the-market” equity offering program relating to sales of common stock (“ATM Facility”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”). The Company elected to terminate the ATM Facility to limit uncertainty and unfavorable dilution for its stockholders.

Although the Company initiated the 10-day termination process of the ATM Facility with the Agent, with the official termination to take effect on May 16, 2024, the Company will make no further sales of shares of its common stock under the ATM Facility. Upon termination, the Company will have no further obligations related to the ATM Facility. Upon the announcement of the initiation of the ATM Facility’s termination process, the Company had sold an aggregate of 1,076,821 shares of common stock and raised approximately $1.3 million in gross proceeds, or approximately $1.20 per share.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of the Company’s common stock in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

For more information on Alzamend, stockholders, investors, and any other interested parties may read Alzamend’s public filings and press releases available under the Investor Relations section at https://www.alzamend.com/ or available at https://www.sec.gov/.

About Alzamend Neuro

Alzamend Neuro is a clinical-stage biopharmaceutical company focused on developing novel products for the treatment of Alzheimer’s, BD, MDD and PTSD. Our mission is to rapidly develop and market safe and effective treatments. Our current pipeline consists of two novel therapeutic drug candidates, AL001 - a patented ionic cocrystal technology delivering lithium via a therapeutic combination of lithium, salicylate and L-proline, and ALZN002 - a patented method using a mutant-peptide sensitized cell as a cell-based therapeutic vaccine that seeks to restore the ability of a patient’s immunological system to combat Alzheimer’s. Both of our product candidates are licensed from the University of South Florida Research Foundation, Inc. pursuant to royalty-bearing exclusive worldwide licenses.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Alzamend undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect Alzamend’s business and financial results are included in Alzamend’s filings with the U.S. Securities and Exchange Commission. All filings are available at www.sec.gov and on Alzamend’s website at www.Alzamend.com.

Contacts:

Email: Info@Alzamend.com or call: 1-844-722-6333